UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2020

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange
Common Stock, $0.25 par value (1)	FTRCQ	None (1)
Preferred Stock Purchase Rights	N/A	None

(1)	On April 29, 2020, the NASDAQ Stock Market filed a Form 25 with the Securities and Exchange Commission to delist the common stock, par value $0.25 per share, of Frontier Communications Corporation (the “common stock”) from the NASDAQ Global Select Market. The delisting was effective 10 days after the Form 25 was filed. The deregistration of the common stock under Section 12(b) of the Securities Exchange Act of 1934 will be effective 90 days, or such shorter period as the Securities and Exchange Commission may determine, after filing of the Form 25. Following deregistration of the common stock under Section 12(b) of the Securities Exchange Act of 1934, the common stock shall remain registered under Section 12(g) of the Securities Exchange Act of 1934. Trading of Frontier’s common stock now occurs on the OTC Pink market under the symbol “FTRCQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Information

On June 29, 2020, Frontier Communications Corporation (“Frontier” or the “Company”) notified employees that it intends to file an application with the Internal Revenue Service for a waiver of the minimum funding standard under Section 412(c) of the Internal Revenue Code and Section 302(c) of the Employee Retirement Income Security Act of 1974 for the Frontier Communications Pension Plan (the “Plan”) for the Plan year beginning January 1, 2020. Frontier’s minimum funding obligation for 2020 has been determined by its actuaries to be approximately $195.8 million. If the waiver is granted, Frontier would amortize the full 2020 contribution with interest over the five subsequent Plan years. However, there can be no assurance that the waiver will be granted.

As previously disclosed, on April 14, 2020, Frontier and all of its direct and indirect subsidiaries filed voluntary petitions under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York. Frontier continues to execute on terms of the restructuring agreed to with the consenting noteholders as part of the Chapter 11 Cases and believes that a funding waiver for the 2020 Plan year will increase the Company’s ability to execute on operational initiatives and stabilize the business.

In addition, as disclosed in Frontier’s Form 10-Q for the quarter ended March 31, 2020, certain provisions of the CARES Act permit employers to postpone making pension contributions due during 2020 until January 1, 2021. Even if the waiver is not granted, Frontier intends to postpone the remaining contributions due during 2020 as permitted by the CARES Act.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this filing that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements and are based on management’s current expectations, beliefs, assumptions and estimates. The Company’s actual results may differ materially and adversely from those expressed or implied in the forward-looking statements as a result of the risk factors and cautionary language described from time to time in the Company’s most recent Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K, including those risk factors associated with the Chapter 11 Cases. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: June 29, 2020	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal Officer and Chief Transaction Officer